Exhibit 3.1
BANC OF CALIFORNIA, INC.
THIRD ARTICLES OF RESTATEMENT
THIS IS TO CERTIFY THAT:
FIRST: Banc of California, Inc., a Maryland corporation (the “Corporation”), desires to restate its charter (the “Charter”) as currently in effect.
SECOND: The following provisions, together with the descriptions of the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class B Non-Voting Common Stock, 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, 7.000% Non-Cumulative Perpetual Preferred Stock, Series E, 7.75% Non-Cumulative Perpetual Preferred Stock, Series F, and Non-Voting Common Equivalent Stock, of the Corporation attached hereto as Exhibits A, B, C, D, E, and F, respectively, all of which are incorporated herein by reference and made a part hereof, are all of the provisions of the Charter currently in effect:
ARTICLE 1.Name. The name of the corporation is Banc of California, Inc. (herein the “Corporation”).
ARTICLE 2.Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Timonium, Maryland 21093-2264.
ARTICLE 3.Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Maryland (the “MGCL”).
ARTICLE 4.Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Timonium, Maryland 21093-2264. Said resident agent is a Maryland corporation.
ARTICLE 5.Current Directors. The number of directors constituting the current board of directors of the Corporation (the “Board of Directors”) is twelve, which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”) and Article 8 of the charter of the Corporation (the “Charter”), but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the current directors, who shall serve until their successors are elected and qualified, are as follows:
John M. Eggemeyer
Jared M. Wolff
James A. "Conan" Barker
Paul R. Burke
Mary A. Curran
Shannon F. Eusey
Richard J. Lashley
Susan E. Lester
Joseph J. Rice
Todd Schell
Vania E. Schlogel
Andrew Thau

ARTICLE 6.
A.Capital Stock. The total number of shares of capital stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000) shares, classified as follows:
1.Fifty million (50,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”); and
2.Four hundred fifty million (450,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”).
The aggregate par value of all the authorized shares of capital stock is five million dollars ($5,000,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. If shares of one class of stock are classified or reclassified into shares of another class of stock by the Board of Directors pursuant to this Article 6, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.
B.Reclassification of Capital Stock. The Board of Directors may classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares.
C.Common Stock. Except as provided under the terms of any stock classified or reclassified by the Board of Directors pursuant to this Article 6 and as limited by Section F of this Article 6, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preferences over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any class of stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.
D.Preferred Stock and Other Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock into a class or classes of Preferred Stock, preference stock, special stock or other stock (such preference, special or other stock being collectively referred to as “Other Stock”), and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:
1.The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.
2.Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.
3.Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

4.Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.
5.Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.
6.The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.
7.Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.
8.Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.
E.Ranking of Capital Stock. For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:
1.prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;
2.on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and
3.junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.
F.Restrictions on Voting Rights of the Corporation’s Equity Securities.
1.Notwithstanding any other provision of the Charter (but subject to the penultimate sentence of this paragraph 1 of Section F of Article 6), in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit. Notwithstanding any other provision of the Charter, WP CLIPPER GG 14 L.P., an Exempted Limited Partnership registered in the Cayman Islands, WP CLIPPER FS II L.P., an Exempted Limited Partnership registered in the Cayman Islands, and each of their respective affiliates (but not any other stockholder of the Corporation) are exempt from the application of Section F of Article 6 (other than paragraph 4 thereof). For purposes of the penultimate sentence of this paragraph 1 of Section F of Article 6 only, an “affiliate” of a specified person shall mean any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person;

provided that, solely for such purpose, “affiliate” shall not include any “portfolio company” (as such term is customarily used in the private equity industry) of any investment fund affiliated with or managed by such person or any investment fund or vehicle (other than any such fund or vehicle with a direct or indirect interest in such person) of or related to or affiliated with such person.
2.The following definitions shall apply to this Section F of this Article 6.
(a)An “affiliate” of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
(b)“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on January 31, 2002; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:
(i)which such person or any of its affiliates beneficially owns, directly or indirectly; or
(ii)which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of the clauses of Section A of Article 10) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner), or
(iii)which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;
and provided further, however, that (i) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.
(c)A “Person” shall mean any individual, firm, corporation, or other entity.
(d)The Board of Directors shall have the power to construe and apply the provisions of this Section F and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section F to the given facts, or (v) any other matter relating to the applicability or effect of this Section.
3.The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) (a “Holder in Excess”) supply the Corporation with complete information as to (a) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (b) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this Section F on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.
4.Except as otherwise provided by law or expressly provided in this Section F, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section F) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in the Charter to a one-third or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.
5.Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Section F in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.
6.In the event any provision (or portion thereof) of this Section F shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section F shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section F remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.
G.Voting Rights of Certain Control Shares. Notwithstanding any contrary provision of law, the provisions of Subtitle 7 of Title 3 of the MGCL, now or hereafter in force, shall not apply to the voting rights of the Common Stock of the Corporation as to all existing and future holders of Common Stock of the Corporation.
H.Majority Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.
ARTICLE 7.Preemptive Rights. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.
ARTICLE 8.Directors. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by the Charter or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.Number, Class and Terms of Directors; Cumulative Voting. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. Upon the effective date of this Section 8.B., the directors elected prior to the 2018 annual meeting of stockholders, other than those who may be elected by the holders of any class or series of Preferred Stock, shall continue to be, and are, divided into three classes, as nearly equal in number as reasonably possible, with the term of office of one class of directors to expire at the conclusion of the 2019 annual meeting of stockholders, the term of office of one class of directors to expire at the conclusion of the 2020 annual meeting of stockholders and the term of office of one class of directors to expire at the conclusion of the 2018 annual meeting of stockholders and shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors elected at each annual meeting of stockholders commencing with the 2018 annual meeting of stockholders shall be elected for a term of office of one year expiring at the conclusion of the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Pursuant to such procedures, effective as of the conclusion of the 2020 annual meeting of stockholders, the Board of Directors will no longer be classified and directors shall no longer be divided into three classes. Stockholders shall not be permitted to cumulate their votes in the election of directors.
C.Vacancies. Subject to the right of the holders of any series of Preferred Stock then outstanding, and except as otherwise provided in the Bylaws of the Corporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. By virtue of the Corporation’s election made hereby to be subject to Section 3804(c)(3) of the MGCL, any director so chosen to fill a vacancy shall hold office (a) if appointed prior to the 2020 annual meeting of stockholders, for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified or (b) if appointed at or following the 2020 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until a successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
D.Removal. Subject to the right of the holders of any series of Preferred Stock then outstanding, any and all directors may be removed from office with or without cause at any time by the affirmative vote of the holders of a majority of the combined voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof) voting together as a single class.
E.Stockholder Proposals and Nominations of Directors. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely written notice thereof to the Secretary of the Corporation in the manner and containing the information required by the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.
ARTICLE 9.Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Charter, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation; provided, however, that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal Section 1.02 (Special Meetings) (or any successor provision) of the Bylaws of the Corporation.
ARTICLE 10.Approval of Certain Business Combinations.
A.Super-majority Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or the Charter, and except as otherwise expressly provided in this Section:
1.any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
2.any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries, or
3.the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4.the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
5.any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a “Disproportionate Transaction”); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally; shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.
The term “Business Combination” as used in this Article 10 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 10.
B.Exception to Super-majority Voting Requirement. The provisions of Section A of this Article 10 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Charter, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:
1.The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
2.All of the following conditions shall have been met:
(a)The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:
(i)(if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.
(ii)the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 10 as the “Determination Date”), whichever is higher.
(b)The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination or consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(i)(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;
(ii)(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(iii)the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.
(c)The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article 10 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
(d)After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
(e)After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
(f)A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
C.Certain Definitions. For the purposes of this Article 10:
1.A “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.
2.“Interested Stockholder” shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:
(a)is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or
(b)is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or
(c)is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
3.A Person shall be a “beneficial owner” of any Voting Stock:
(a)which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 31, 2002; or

(b)which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or
(c)which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 31, 2002, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;
provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.
4.For the purpose of determining whether a Person is an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section C.3. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
5.“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 31, 2002.
6.“Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section C.2., the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
7.“Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.
8.“Fair Market Value” means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.
9.Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.
10.In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Sections B.2.(a) and B.2.(b) of this Article 10 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D.Construction and Interpretation. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 10, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 10.
E.Fiduciary Duty. Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
F.Maryland Business Combination Statute. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.
ARTICLE 11.Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined in Article 10 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; increasing the authorized stock of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 11 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 11.
ARTICLE 12.Indemnification, etc. of Directors and Officers.
A.Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
B.Procedure. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.
C.Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, the Corporation’s Bylaws, any agreement, any vote of stockholders or Disinterested Directors or otherwise.
D.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.
E.Miscellaneous. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.
ARTICLE 13.Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by MGCL, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
ARTICLE 14.Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms of contract rights, as expressly set forth in the Charter, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation.

THIRD: The foregoing restatement of the Charter has been approved by a majority of the entire board of directors of the Corporation.
FOURTH: The Charter is not amended by these Articles of Restatement.
FIFTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article 2 of the foregoing restatement of the Charter.
SIXTH: The name and address of the Corporation’s current resident agent is set forth in Article 4 of the foregoing restatement of the Charter.
SEVENTH: The current number of directors of the Corporation and the names of those currently in office are set forth in Article 5 of the foregoing restatement of the Charter.
EIGHTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary as of the 27th day of February, 2024.

ATTEST:	BANC OF CALIFORNIA, INC.

/s/ Ido Dotan	By: /s/ Jared Wolff
Ido Dotan	Jared Wolff
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	Chief Executive Officer and President

BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT A
CLASS B NON-VOTING COMMON STOCK
Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation classified and designated 3,136,156 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), as “Class B Non-Voting Common Stock,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends, qualifications and terms and condition of redemption, as follows:
1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Common Stock of the Corporation a separate class of Common Stock designated as the “Class B Non-Voting Common Stock” (the “Non-Voting Common Stock”). The authorized number of shares of Non-Voting Common Stock shall be 3,136,156.
2.    Rank. Holders of the Non-Voting Common Stock shall rank equally with, and have identical rights, preferences and privileges as, holders of all other shares of the Common Stock with respect to dividends and rights upon any liquidation, dissolution or winding up of the Corporation, as provided in the charter of the Corporation, and in all other respects, except with regard to voting rights as provided below.
3.    No Voting Rights. Holders of the Non-Voting Common Stock shall have no voting rights except as required by law.
4.    No Conversion Rights. Holders of the Non-Voting Common Stock shall have no right to convert such shares into shares of Common Stock with voting rights or into any other security or securities of the Corporation.
5.    No Redemption Rights. The Non-Voting Common Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

    EX A-1

BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT B
8.00% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C
Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 40,250 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “8.00% Non-Cumulative Perpetual Preferred Stock, Series C,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “8.00% Non-Cumulative Perpetual Preferred Stock, Series C” (“Series C Preferred Stock”). The authorized number of shares of Series C Preferred Stock shall be 40,250 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series C Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series C Preferred Stock would form a single series with the Series C Preferred Stock. Shares of Series C Preferred Stock will be dated the date of issue. Shares of outstanding Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:
(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(b) “Original Issue Date” means the date of issue of the Series C Preferred Stock.
Part 4. Certain Voting Matters. Holders of shares of Series C Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series C Preferred Stock are entitled to vote, including any action by written consent.

    EX B-1

Annex A to Exhibit B
STANDARD PROVISIONS
Section 1. Definitions.
(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.
(b) “DTC” means The Depository Trust Company.
(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.
(d) “Series C Dividend Payment Date” has the meaning set forth in Section 3(b).
(e) “Series C Dividend Period” means the period from and including a Series C Dividend Payment Date to but excluding the next Series C Dividend Payment Date, except that the initial Series C Dividend Period will commence on and include the Original Issue Date of the Series C Preferred Stock and will end on and include September 14, 2013.
(f) “Series C Junior Securities” has the meaning set forth in Section 2(a).
(g) “Series C Parity Securities” has the meaning set forth in Section 2(b).
(h) “Series C Senior Securities” has the meaning set forth in Section 2(c).
Section 2. Ranking. The shares of Series C Preferred Stock shall rank:
(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series C Junior Securities”);
(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series C Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series C Parity Securities”); and
(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series C Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series C Senior Securities”).
The Corporation may authorize and issue additional shares of Series C Junior Securities and Series C Parity Securities without the consent of the holders of the Series C Preferred Stock.
Section 3. Dividends.
(a) Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series C Preferred Stock at
    EX B ANNEX A-1

a rate equal to 8.00% per annum for each Series C Dividend Period from the Original Issue Date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any. If the Corporation issues additional shares of the Series C Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.
(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series C Preferred Stock (each such date, a “Series C Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2013. If any Series C Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.
(c) Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series C Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series C Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.
(d) Dividends payable on Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series C Preferred Stock called for redemption.
(e) Dividends on the Series C Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series C Preferred Stock in respect of a Series C Dividend Period, then no dividend shall be deemed to have accrued for such Series C Dividend Period, be payable on the applicable Series C Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series C Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series C Dividend Period with respect to the Series C Preferred Stock or any other class or series of the Corporation’s Preferred Stock.
(f) So long as any share of Series C Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series C Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series C Preferred Stock, during a Series C Dividend Period:
(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series C Junior Securities (other than (i) a dividend payable solely in Series C Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
(2) no shares of Series C Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series C Junior Securities for or into other Series C Junior Securities, (ii) the exchange or conversion of one share of Series C Junior Securities for or into another share of Series C Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series C Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series C Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series C Junior Securities pursuant to a contractually binding requirement to buy Series C Junior Securities existing prior to the most recently completed Series C Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series C Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3) no shares of Series C Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Series C Parity Securities, except by conversion into or exchange for Series C Junior Securities.
(g) When dividends are not paid in full upon the shares of Series C Preferred Stock and Series C Parity Securities, if any, all dividends declared upon shares of Series C Preferred Stock and Series C Parity Securities, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series C Preferred Stock, and accrued dividends, including any
    EX B ANNEX A-2

accumulations, on Series C Parity Securities, if any, bear to each other for the then-current Series C Dividend Period.
(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series C Junior Securities or any Series C Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock shall not be entitled to participate in any such dividend.
(i) Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
Section 4. Liquidation.
(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series C Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series C Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series C Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series C Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.
(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series C Preferred Stock and all holders of Series C Parity Securities, if any, as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Series C Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and Series C Parity Securities, if any, the holders of the Corporation’s Series C Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Series C Preferred Stock is perpetual and has no maturity date. Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after September 15, 2018, Series C Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series C Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series C Preferred Stock called for redemption to but excluding the redemption date. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of Series C Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series C Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) on the shares of Series C Preferred Stock called for redemption for then current Series C Dividend Period to but excluding the redemption date, upon notice given as provided in Subsection (b) below.
(b) If shares of Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series C Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the
    EX B ANNEX A-3

funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, and such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series C Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, plus, in the case of a Regulatory Capital Treatment Event, any accrued and unpaid dividends (whether or not declared) for the Series C Dividend Period in which the redemption date occurs, to but excluding the redemption date.
(c) In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time.
(d) Any redemption of the Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Preferred Stock.
Section 6. Voting Rights.
(a) Except as provided below or as expressly required by law, the holders of shares of Series C Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.
(b) So long as any shares of Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series C Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series C Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series C Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series C Parity Securities or Series C Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series C Parity Securities or Series C Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series C Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series C Preferred Stock to effect such redemption.
(c) If and whenever dividends payable on Series C Preferred Stock (whether or not declared) shall have not been paid in an aggregate amount equal to full dividends for six or more Series C Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series C Preferred Stock, together with the holders of any other class or series of outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the NASDAQ Global Market (or
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any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.
In the event that the holders of Series C Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series C Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series C Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as provided below.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series C Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.
When dividends have been paid in full on the Series C Preferred Stock for at least four consecutive Series C Dividend Periods, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series C Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.
(d) Except as expressly provided in this Section 6, each holder of Series C Preferred Stock shall have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote under this Section 6. The holders of the Series C Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series C Preferred Stock.
Section 7. Conversion Rights. The holders of shares of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series C Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Certificates. The Corporation may at its option issue shares of Series C Preferred Stock without certificates.
Section 10. Transfer Agent. The duly appointed transfer agent for the Series C Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series C Preferred Stock.
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Section 11. Registrar. The duly appointed registrar for the Series C Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series C Preferred Stock.
Section 12. Notices. All notices or communications in respect of the Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series C Preferred Stock or depositary shares representing an interest in shares of Series C Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

    EX B ANNEX A-6

BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT C
7.375% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D
Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 115,000 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “7.375% Non-Cumulative Perpetual Preferred Stock, Series D,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “7.375% Non-Cumulative Perpetual Preferred Stock, Series D” (“Series D Preferred Stock”). The authorized number of shares of Series D Preferred Stock shall be 115,000 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series D Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series D Preferred Stock would form a single series with the Series D Preferred Stock. Shares of Series D Preferred Stock will be dated the date of issue. Shares of outstanding Series D Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:
(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(b) “Original Issue Date” means the date of issue of the Series D Preferred Stock.
Part 4. Certain Voting Matters. Holders of shares of Series D Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series D Preferred Stock are entitled to vote, including any action by written consent.

    EX C-1

Annex A to Exhibit C
STANDARD PROVISIONS
Section 1. Definitions.
(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.
(b) “DTC” means The Depository Trust Company.
(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy regulations and guidelines of Regulation Q of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.
(d) “Series D Dividend Payment Date” has the meaning set forth in Section 3(b).
(e) “Series D Dividend Period” means the period from and including a Series D Dividend Payment Date to but excluding the next Series D Dividend Payment Date, except that the initial Series D Dividend Period will commence on and include the Original Issue Date of the Series D Preferred Stock and will end on and include June 14, 2015.
(f) “Series D Junior Securities” has the meaning set forth in Section 2(a).
(g) “Series D Parity Securities” has the meaning set forth in Section 2(b).
(h) “Series D Senior Securities” has the meaning set forth in Section 2(c).
Section 2. Ranking. The shares of Series D Preferred Stock shall rank:
(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (other than the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation) that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series D Junior Securities”);
(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series D Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series D Parity Securities”); and
(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series D Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series D Senior Securities”).
The Corporation may authorize and issue additional shares of Series D Junior Securities and Series D Parity Securities without the consent of the holders of the Series D Preferred Stock.
Section 3. Dividends.
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(a) Holders of Series D Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series D Preferred Stock at a rate equal to 7.375% per annum for each Series D Dividend Period from the Original Issue Date of the Series D Preferred Stock to, but excluding, the redemption date of the Series D Preferred Stock, if any. If the Corporation issues additional shares of the Series D Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.
(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series D Preferred Stock (each such date, a “Series D Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2015. If any Series D Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.
(c) Dividends will be payable to holders of record of Series D Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series D Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series D Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.
(d) Dividends payable on Series D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series D Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series D Preferred Stock called for redemption.
(e) Dividends on the Series D Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series D Preferred Stock in respect of a Series D Dividend Period, then no dividend shall be deemed to have accrued for such Series D Dividend Period, be payable on the applicable Series D Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series D Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series D Dividend Period with respect to the Series D Preferred Stock or any other class or series of the Corporation’s Preferred Stock.
(f) So long as any share of Series D Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series D Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series D Preferred Stock, during a Series D Dividend Period:
(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series D Junior Securities (other than (i) a dividend payable solely in Series D Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
(2) no shares of Series D Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series D Junior Securities for or into other Series D Junior Securities, (ii) the exchange or conversion of one share of Series D Junior Securities for or into another share of Series D Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series D Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series D Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series D Junior Securities pursuant to a contractually binding requirement to buy Series D Junior Securities existing prior to the most recently completed Series D Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series D Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3) no shares of Series D Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such Series D Parity Securities, except by conversion into or exchange for Series D Junior Securities.
(g) When dividends are not paid in full upon the shares of Series D Preferred Stock and Series D Parity Securities, if any, all dividends declared upon shares of Series D Preferred Stock and Series D Parity Securities, if
    EX C ANNEX A-2

any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series D Preferred Stock, and accrued dividends, including any accumulations, on Series D Parity Securities, if any, bear to each other for the then-current Series D Dividend Period.
(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series D Junior Securities or any Series D Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series D Preferred Stock shall not be entitled to participate in any such dividend.
(i) Dividends on the Series D Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
Section 4. Liquidation.
(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series D Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series D Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series D Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series D Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.
(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series D Preferred Stock and all holders of Series D Parity Securities, if any, as to such distribution with the Series D Preferred Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all Series D Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and Series D Parity Securities, if any, the holders of the Corporation’s Series D Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Series D Preferred Stock is perpetual and has no maturity date. Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after June 15, 2020, Series D Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series D Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below. Holders of Series D Preferred Stock will have no right to require the redemption or repurchase of Series D Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series D Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below.
(b) If shares of Series D Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series D Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series D Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series D Preferred Stock are to be surrendered for
    EX C ANNEX A-3

payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series D Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, and such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series D Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date.
(c) In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time.
(d) Any redemption of the Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) applicable to redemption of the Preferred Stock.
Section 6. Voting Rights.
(a) Except as provided below or as expressly required by law, the holders of shares of Series D Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.
(b) So long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series D Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series D Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series D Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series D Parity Securities or Series D Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series D Parity Securities or Series D Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series D Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series D Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series D Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series D Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series D Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series D Preferred Stock to effect such redemption.
(c) If and whenever dividends payable on Series D Preferred Stock shall have not been paid in an aggregate amount equal to full dividends for six or more Series D Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series D Preferred Stock, together with the holders of any other class or series of outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause
    EX C ANNEX A-4

the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.
In the event that the holders of Series D Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series D Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series D Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series D Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series D Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as provided below.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series D Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series D Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.
When dividends have been paid in full on the Series D Preferred Stock for at least four consecutive Series D Dividend Periods, then the right of the holders of Series D Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series D Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.
(d) Except as expressly provided in this Section 6, each holder of Series D Preferred Stock shall have one vote per share on any matter on which holders of Series D Preferred Stock are entitled to vote under this Section 6. The holders of the Series D Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series D Preferred Stock.
Section 7. Conversion Rights. The holders of shares of Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series D Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Certificates. The Corporation may at its option issue shares of Series D Preferred Stock without certificates.
Section 10. Transfer Agent. The duly appointed transfer agent for the Series D Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series D Preferred Stock.
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Section 11. Registrar. The duly appointed registrar for the Series D Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series D Preferred Stock.
Section 12. Notices. All notices or communications in respect of the Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series D Preferred Stock or depositary shares representing an interest in shares of Series D Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

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BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT D
7.000% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E
Under a power contained in Article 6 of the charter of Banc of California, Inc., a Maryland corporation (the “Corporation”), the Board of Directors (the “Board”) of the Corporation classified and designated 5,750,000 shares (the “Securities”) of the Corporation’s preferred stock, par value $0.01 per share (the “Preferred Stock”), as “7.000% Non-Cumulative Perpetual Preferred Stock, Series E,” with the preferences, voting powers and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and condition of redemption, as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “7.000% Non-Cumulative Perpetual Preferred Stock, Series E” (“Series E Preferred Stock”). The authorized number of shares of Series E Preferred Stock shall be 5,750,000 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series E Preferred Stock may be increased from time to time in accordance with Maryland law up to the maximum number of shares of Preferred Stock authorized to be issued under the charter of the Corporation, as amended or supplemented, less all shares at the time authorized of any other series of Preferred Stock, and any such additional shares of Series E Preferred Stock would form a single series with the Series E Preferred Stock. Shares of Series E Preferred Stock will be dated the date of issue. Shares of outstanding Series E Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used herein (including the Standard Provisions in Annex A hereto) as defined below:
(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(b) “Original Issue Date” means the date of issue of the Series E Preferred Stock.
Part 4. Certain Voting Matters. Holders of shares of Series E Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series E Preferred Stock are entitled to vote, including any action by written consent.

    EX D-1

Annex A to Exhibit D
STANDARD PROVISIONS
Section 1. Definitions.
(a) “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.
(b) “DTC” means The Depository Trust Company.
(c) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy regulations and guidelines of Regulation Q of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding.
(d) “Series E Dividend Payment Date” has the meaning set forth in Section 3(b).
(e) “Series E Dividend Period” means the period from and including a Series E Dividend Payment Date to but excluding the next Series E Dividend Payment Date, except that the initial Series E Dividend Period will commence on and include the Original Issue Date of the Series E Preferred Stock and will end on and include June 14, 2016.
(f) “Series E Junior Securities” has the meaning set forth in Section 2(a).
(g) “Series E Parity Securities” has the meaning set forth in Section 2(b).
(h) “Series E Senior Securities” has the meaning set forth in Section 2(c).
Section 2. Ranking. The shares of Series E Preferred Stock shall rank:
(a) senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (other than the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, and the 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation) that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series E Junior Securities”);
(b) on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with the 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, and the 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series E Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, as the case may be (collectively, “Series E Parity Securities”); and
(c) junior, to each other class or series of capital stock of the Corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series E Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets (collectively, “Series E Senior Securities”).
The Corporation may authorize and issue additional shares of Series E Junior Securities and Series E Parity Securities without the consent of the holders of the Series E Preferred Stock.
Section 3. Dividends.
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(a) Holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Series E Preferred Stock at a rate equal to 7.000% per annum for each Series E Dividend Period from the Original Issue Date of the Series E Preferred Stock to, but excluding, the redemption date of the Series E Preferred Stock, if any. If the Corporation issues additional shares of the Series E Preferred Stock after the Original Issue Date, dividends on such shares will accrue from the date such additional shares are issued.
(b) If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series E Preferred Stock (each such date, a “Series E Dividend Payment Date”) quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2016. If any Series E Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.
(c) Dividends will be payable to holders of record of Series E Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series E Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series E Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board.
(d) Dividends payable on Series E Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series E Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series E Preferred Stock called for redemption.
(e) Dividends on the Series E Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series E Preferred Stock in respect of a Series E Dividend Period, then no dividend shall be deemed to have accrued for such Series E Dividend Period, be payable on the applicable Series E Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series E Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series E Dividend Period with respect to the Series E Preferred Stock or any other class or series of the Corporation’s Preferred Stock.
(f) So long as any share of Series E Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series E Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series E Preferred Stock, during a Series E Dividend Period:
(1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series E Junior Securities (other than (i) a dividend payable solely in Series E Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
(2) no shares of Series E Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series E Junior Securities for or into other Series E Junior Securities, (ii) the exchange or conversion of one share of Series E Junior Securities for or into another share of Series E Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series E Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series E Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series E Junior Securities pursuant to a contractually binding requirement to buy Series E Junior Securities existing prior to the most recently completed Series E Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series E Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3) no shares of Series E Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Series E Parity Securities, except by conversion into or exchange for Series E Junior Securities.
(g) When dividends are not paid in full upon the shares of Series E Preferred Stock and Series E Parity Securities, if any, all dividends declared upon shares of Series E Preferred Stock and Series E Parity Securities, if
    EX D ANNEX A-2

any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series E Preferred Stock, and accrued dividends, including any accumulations, on Series E Parity Securities, if any, bear to each other for the then-current Series E Dividend Period.
(h) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Series E Junior Securities or any Series E Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series E Preferred Stock shall not be entitled to participate in any such dividend.
(i) Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
Section 4. Liquidation.
(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series E Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series E Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series E Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series E Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.
(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series E Preferred Stock and all holders of Series E Parity Securities, if any, as to such distribution with the Series E Preferred Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Series E Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and Series E Parity Securities, if any, the holders of the Corporation’s Series E Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Series E Preferred Stock is perpetual and has no maturity date. Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after March 15, 2021, Series E Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series E Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below. Holders of Series E Preferred Stock will have no right to require the redemption or repurchase of Series E Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series E Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below.
(b) If shares of Series E Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series E Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series E Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the
    EX D ANNEX A-3

redemption date. If notice of redemption of any shares of Series E Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series E Preferred Stock, and such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series E Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date.
(c) In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.
(d) Any redemption of the Series E Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) applicable to redemption of the Series E Preferred Stock.
Section 6. Voting Rights.
(a) Except as provided below or as expressly required by law, the holders of shares of Series E Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.
(b) So long as any shares of Series E Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series E Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) amend, alter or repeal the provisions of the Corporation’s charter (including the provisions creating the Series E Preferred Stock), or the Corporation’s bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series E Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (2), Preferred Stock; (B) increases or decreases in the number of shares of any series of Preferred Stock, which series is of Series E Parity Securities or Series E Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series E Parity Securities or Series E Junior Securities; (2) amend or alter the Corporation’s charter to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the Corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (3) consummate a binding share exchange, a reclassification involving the Series E Preferred Stock or a merger or consolidation of the Corporation with or into another entity, provided, however, that the holders of Series E Preferred Stock will have no right to vote under this clause (3) if in each case: (i) the Series E Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (ii) the Series E Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series E Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series E Preferred Stock to effect such redemption.
(c) If and whenever dividends payable on Series E Preferred Stock shall have not been paid in an aggregate amount equal to full dividends for six or more Series E Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board shall be automatically increased by two and the holders of Series E Preferred Stock, together with the holders of any other class or series of outstanding preferred stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other
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securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.
In the event that the holders of Series E Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series E Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series E Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series E Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as provided below.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series E Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series E Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series E Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote.
When dividends have been paid in full on the Series E Preferred Stock for at least four consecutive Series E Dividend Periods, then the right of the holders of Series E Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series E Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.
(d) Except as expressly provided in this Section 6, each holder of Series E Preferred Stock shall have one vote per share on any matter on which holders of Series E Preferred Stock are entitled to vote under this Section 6. The holders of the Series E Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Corporation’s charter, of the Series E Preferred Stock.
Section 7. Conversion Rights. The holders of shares of Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series E Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Certificates. The Corporation may at its option issue shares of Series E Preferred Stock without certificates.
Section 10. Transfer Agent. The duly appointed transfer agent for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series E Preferred Stock.
    EX D ANNEX A-5

Section 11. Registrar. The duly appointed registrar for the Series E Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series E Preferred Stock.
Section 12. Notices. All notices or communications in respect of the Series E Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the charter or bylaws of the Corporation or by applicable law. Notwithstanding the foregoing, if shares of Series E Preferred Stock or depositary shares representing an interest in shares of Series E Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.
    EX D ANNEX A-6

BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT E
7.75% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F

Under a power contained in Article 6 of the charter of the Corporation currently in effect (as amended, supplemented and/or restated from time to time, the “Charter”), and § 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by duly adopted resolutions, classified and designated 513,250 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of “7.75% Non-Cumulative Perpetual Preferred Stock, Series F” of the Corporation, par value $0.01 per share, with the following preferences and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
Section 1.Designation and Amount.
A series of Preferred Stock designated as the “7.75% Non-Cumulative Perpetual Preferred Stock, Series F” (“Series F Preferred Stock”) is hereby established. Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. The number of authorized shares of Series F Preferred Stock shall initially be 513,250 shares. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock, less all shares of any other series of Preferred Stock authorized at the time of such increase) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding), by the Board or a duly authorized committee of the Board, and without the vote or consent of the holders of the Series F Preferred Stock. Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series F Preferred Stock.
Section 2.Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Articles Supplementary” means these Articles Supplementary.
“Board” means the Board of Directors of the Corporation.
“Business Day” means any day, other than a Saturday or Sunday, that is not a legal holiday in Los Angeles, California, and is not a day on which banking institutions are authorized or required by law or regulation to close in Los Angeles, California.
“Bylaws” means the bylaws of the Corporation as currently in effect (as amended, supplemented and/or restated from time to time).
“Calculation Agent” means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series F Preferred Stock, including any successor calculation agent duly appointed by the Corporation.
“Charter” means the charter of the Corporation as currently in effect (as amended, supplemented and/or restated from time to time).
“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.
“Corporation” means Banc of California, Inc.
“Dividend Parity Stock” means any class or series of stock of the Corporation that ranks on parity with the Series F Preferred Stock in the payment of current dividends.
    EX E-1

“Dividend Payment Date” has the meaning set forth in Section 4(a).
“Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except that the initial Dividend Period will commence on and include the original issue date of Series F Preferred Stock.
“DTC” means The Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Federal Reserve” means the Board of Governors of the Federal Reserve System.
“First Reset Date” means September 1, 2027.
“Five-Year Treasury Rate” means, as of any Reset Date:
The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for 5-year maturities, for the five Business Days immediately preceding the Reset Dividend Determination Date for that Reset Period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any Reset Dividend Determination Date, as determined by the Calculation Agent in its sole discretion; provided that if no such calculation can be determined as described above, then if the Calculation Agent determines that:
(i)the treasury rate has not been discontinued, then the Calculation Agent will use for such Reset Period a substitute base rate that it has determined is most comparable to the treasury rate; or
(ii)the treasury rate has been discontinued, then the Calculation Agent will use for such Reset Period and each successive Reset Period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the Calculation Agent determines there is an industry-accepted successor base rate to the treasury rate, then the Calculation Agent shall use such successor base rate.
If the Calculation Agent has determined a substitute or successor base rate in accordance with clause (i) above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent Reset Dividend Determination Date, then a new substitute or successor base rate shall be determined as set forth in clause (i) or clause (ii) above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the Calculation Agent has determined a substitute or successor base rate, then the Calculation Agent will apply any technical, administrative or operational changes that the Corporation determines (including changes to the definitions of “Dividend Period”, “Reset Period”, “Reset Date” and “Reset Dividend Determination Date”, timing and frequency of determining rates with respect to each Reset Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for use of the substitute or successor base rate exists, the Calculation Agent will apply any such changes for calculating such substitute or successor base rate in such other manner as the Corporation determines is reasonably necessary.
The Five-Year Treasury Rate shall be determined by the Calculation Agent on the Reset Dividend Determination Date. If the Five-Year Treasury Rate for any Dividend Period cannot be determined pursuant to the methods described in clause (i) or clause (ii) above, the dividend rate for such Dividend Period shall be the same as the dividend rate determined for the immediately preceding Dividend Period.
“Junior Stock” has the meaning set forth in Section 3(a).
“Liquidation Preference” has the meaning set forth in Section 5(a).
“Liquidation Preference Parity Stock” means any class or series of stock of the Corporation that ranks on a parity with the Series F Preferred Stock in the distribution of assets on liquidation, dissolution or winding up of the Corporation.
    EX E-2

“Nonpayment Event” has the meaning set forth in Section 7(b).
“Non-Voting Common Stock” means, if any, the non-voting common stock, par value $0.01 per share, of the Corporation authorized by the Corporation.
“Parity Stock” has the meaning set forth in Section 3(b).
“Preferred Stock” means any and all series of preferred stock, par value $0.01 per share, of the Corporation, including the Series F Preferred Stock.
“Preferred Stock Directors” has the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any (i) amendment to, or change in, the laws, rules or regulations of the United States (including any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series F Preferred Stock, (ii) proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series F Preferred Stock, or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Stated Amount of the Series F Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series F Preferred Stock is outstanding.
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, which in each case, shall not be adjusted for Business Days.
“Reset Dividend Determination Date” means the third Business Day immediately preceding the Reset Date.
“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.
“Series F Preferred Stock” has the meaning set forth in Section 1.
“Stated Amount” means, in respect of the Series F Preferred Stock, $1,000 per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Charter including any applicable articles supplementary (including, in the case of any series that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).
“Stock Exchange” means the New York Stock Exchange (or any other exchange on which the Corporation’s securities are listed).
“Transfer Agent” means the transfer agent with respect to the Series F Preferred Stock, which shall be Equiniti Trust Company as of the original issue date of the Series F Preferred Stock, and its successor, including any successor transfer agent appointed by the Corporation.
“Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series F Preferred Stock are entitled to vote as specified in Section 7 hereof, any and all other series of Preferred Stock (other than Series F Preferred Stock) that rank equally with Series F Preferred Stock as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter.
“Voting Common Stock” means the voting common stock, par value $0.01 per share, of the Corporation authorized by the Corporation.
    EX E-3

Section 3.Ranking.
The shares of Series F Preferred Stock shall rank:
(a)senior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series F Preferred Stock or senior to the Series F Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Junior Stock”);
(b)on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series F Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Parity Stock”); and
(c)junior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series F Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be.
The Corporation may authorize and issue additional shares of Junior Stock and Parity Stock from time to time without the consent of the holders of the Series F Preferred Stock.
Section 4.Dividends.
(a)Rate. Holders of Series F Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the Stated Amount at a rate of (i) 7.75% per annum from, and including, the original issue date to, but excluding, the First Reset Date or the earlier date of redemption and (ii) from, and including, the First Reset Date, during each Reset Period, a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.82%, and no more, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, each such day a “Dividend Payment Date”; provided, however, that if any such Dividend Payment Date is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on the Series F Preferred Stock shall be paid on the next succeeding Business Day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment). If the Corporation issues additional shares of the Series F Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by the Board or a duly authorized committee of the Board at the time such additional shares are issued.
(b)Dividend Record Date. Dividends will be payable to holders of record of Series F Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th day before the applicable Dividend Payment Date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable Dividend Payment Date, as shall be fixed by the Board or a duly authorized committee of the Board in advance of payment of each particular dividend. The Corporation shall not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared.
(c)Dividend Computation. Dividends payable on the Series F Preferred Stock will be calculated for each Dividend Period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on or after September 1, 2027, will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series F Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series F Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series F Preferred Stock called for redemption.
(d)Dividends Non-Cumulative. Dividends on the Series F Preferred Stock shall not be cumulative or mandatory. If the Board or a duly authorized committee of the Board does not declare a dividend, in full or otherwise, on the Series F Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to be payable for such Dividend Period, or be cumulative, and the Corporation will have no obligation to pay any dividend for that Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend on the Series F Preferred Stock, any other series of Preferred Stock or the Common Stock for any future Dividend Period. Holders of the Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash,
    EX E-4

securities or other property, other than dividends (if any) declared and payable on the Series F Preferred Stock as specified in this Section 4 (subject to the other provisions hereof). Notwithstanding any other provision hereof, dividends on the Series F Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Federal Reserve or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.
(e)Priority of Dividends and Redemption and Repurchase of Junior Stock and Parity Stock. So long as any share of Series F Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series F Preferred Stock for the most recently completed Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:
(i)no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock (other than (A) a dividend payable solely in Junior Stock or (B) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
(ii)no monies may be paid or made available for a sinking fund for the redemption or retirement of any Junior Stock nor shall any shares of Junior Stock be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period (other than (A) as a result of a reclassification of Junior Stock for or into other Junior Stock, (B) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (C) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (D) purchases, redemptions or other acquisitions of shares of the Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (E) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to or during the most recently completed preceding Dividend Period, including under a contractually binding stock repurchase plan, (F) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (G) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians); and
(iii)no monies may be paid or made available for a sinking fund for the redemption or retirement of any Parity Stock nor shall any shares of Parity Stock, if any, be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period (other than (A) any purchase or other acquisition of shares of Series F Preferred Stock and Parity Stock in accordance with a purchase offer made in writing or by publication (as determined by the Board, or a duly authorized committee of the Board), to all holders of such shares on such terms as the Board (or a duly authorized committee of the Board), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (B) as a result of a reclassification of Parity Stock for or into other Parity Stock, (C) the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock, (D) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock, (E) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to or during the preceding Dividend Period, including under a contractually binding stock repurchase plan, (F) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (G) the acquisition by the Corporation or any of its subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians).
Nothing in subsections (e)(ii) or (e)(iii) of this Section 4 shall restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
(f)If the Board (or a duly authorized committee of the Board) elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period (which terms include, in the case of the Series F Preferred Stock, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Series F Preferred Stock or any Dividend Parity Stock, then, to the extent permitted by the terms of the Series F Preferred Stock and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series F Preferred Stock and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared
    EX E-5

and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent any series of Dividend Parity Stock has a longer dividend period than the Dividend Period for the Series F Preferred Stock, or vice versa, for purposes of this paragraph, the Board (or a duly authorized committee of the Board) may treat such series’ longer dividend period as two or more consecutive shorter dividend periods, none of which coincide with more than one of the other series’ dividend periods, or the Board (or a duly authorized committee of the Board) may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Series F Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series F Preferred Stock.
(g)Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board (or a duly authorized committee of the Board) may be declared and paid on any Common Stock or other Junior Stock from time to time out of any assets legally available for such payment, and the holders of Series F Preferred Stock shall not be entitled to participate in any such dividend.
Section 5.Liquidation Rights.
(a)Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation’s business and affairs, whether voluntary or involuntary, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, holders of Series F Preferred Stock will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Stated Amount per share (the “Liquidation Preference”), together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment. Holders of the Series F Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.
(b)Partial Payment. If the assets of the Corporation are not sufficient to pay the Liquidation Preference in full to all holders of Series F Preferred Stock and all holders of any Liquidation Preference Parity Stock, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Liquidation Preference Parity Stock shall be pro rata in accordance with the respective aggregate Liquidation Preferences of Series F Preferred Stock and all such Liquidation Preference Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation (other than the Series F Preferred Stock) means the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.
(c)Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F Preferred Stock and all holders of any Liquidation Preference Parity Stock, the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger, consolidation or other business combination of the Corporation with or into any other entity, including a transaction in which the holders of Series F Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 6.Redemption.
(a)Optional Redemption.
(i)The Series F Preferred Stock is perpetual and has no maturity date. The Corporation may redeem the Series F Preferred Stock at its option, in whole or in part, from time to time, on any Dividend Payment Date on or after the First Reset Date, at a redemption price equal to the Stated Amount, together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Notwithstanding the foregoing, the Corporation may not redeem shares of the Series F Preferred Stock without having received the prior approval of the Appropriate Federal Banking Agency, if the Series F Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
    EX E-6

(ii)The Corporation may redeem shares of the Series F Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event, in whole but not in part, at a redemption price equal to the Stated Amount, together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Notwithstanding the foregoing, the Corporation may not redeem shares of the Series F Preferred Stock without having received the prior approval of the Appropriate Federal Banking Agency, if the Series F Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
(iii)The redemption price for any shares of Series F Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series F Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable Dividend Payment Date as provided in Section 4 above.
(b)No Sinking Fund. The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F Preferred Stock will have no right to require redemption or repurchase of any shares of Series F Preferred Stock.
(c)Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if shares of the Series F Preferred Stock are held in book-entry form through DTC or any other similar facility, the Corporation may give such notice at such time and in any manner permitted by such facility). Any notice delivered as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice, or any defect in such notice or in the delivery thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of such shares of Series F Preferred Stock to be redeemed from such holder; (3) the redemption price; (4) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price, if the shares are issued in certificated form; and (5) that dividends on such shares will cease to accrue on the redemption date.
(d)Partial Redemption. In case of any redemption of only part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of the Series F Preferred Stock or by lot. Subject to the provisions hereof (or, if the Preferred Stock is issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), the Board, or a duly authorized committee of the Board, shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series F Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
(e)Effectiveness of Redemption. If notice of redemption of any shares of Series F Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of any shares of Series F Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series F Preferred Stock are issued in certificated form, on and after the redemption date, unless the Corporation defaults in the payment of the redemption price of the shares of the Series F Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series F Preferred Stock so called for redemption, and all such shares of Series F Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and after that time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
    EX E-7

Section 7.Voting Rights.
(a)General. The holders of the Series F Preferred Stock will have no voting rights, except as set forth below or as otherwise required by law.
(b)Right to Elect Two Directors on Nonpayment of Dividends. If and whenever dividends payable on Series F Preferred Stock or any class or series of Voting Preferred Stock have not been declared and paid (or, in the case of Voting Preferred Stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive (a “Nonpayment Event”), the number of directors on the Board shall automatically be increased by two and the holders of Series F Preferred Stock, together with the holders of any outstanding Voting Preferred Stock then entitled to vote for additional directors, voting together as a single class in proportion to their respective Stated Amounts, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the Stock Exchange, including that listed companies must have a majority of independent directors, and provided further that the Board shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights). In the event that the holders of Series F Preferred Stock and such other holders of Voting Preferred Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 10% of the Stated Amount of the Series F Preferred Stock and each other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series F Preferred Stock or Voting Preferred Stock, and delivered to the Corporate Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required or permitted by applicable law. If the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series F Preferred Stock or any class or series of Voting Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose and no other (unless provided otherwise by applicable law) such Preferred Stock holder shall have access to the Corporation’s stock ledger relating to Series F Preferred Stock and any series of Voting Preferred Stock.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective Stated Amounts). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of stockholders if such office shall not have previously terminated as provided below. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board to serve until the next annual meeting of stockholders on the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a vote of the holders of record of the Series F Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective Stated Amounts), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the Stock Exchange, including that listed companies must have a majority of independent directors. If elected by stockholders, the successor shall be elected by a plurality of the votes cast. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by the Board on the nomination of the then remaining Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.
If and when (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series F Preferred Stock on four consecutive Dividend Payment Dates following a Nonpayment Event, and (ii) the rights of holders of any Voting Preferred Stock to participate in electing the Preferred Stock Directors shall have ceased, the right of holders of the Series F Preferred Stock to participate in the election of Preferred Stock Directors shall cease (but subject always to the revesting of such voting rights in the case of any future Nonpayment Event), the terms of office of all the Preferred Stock Directors shall immediately terminate, and the number of directors constituting the Board shall automatically be reduced accordingly. In determining whether dividends have
    EX E-8

been paid for at least four consecutive quarterly Dividend Periods following a Nonpayment Event, the Corporation may take account of any dividend it elects to pay for any Dividend Period after the regular Dividend Payment Date for that period has passed. If and when the rights of holders of Series F Preferred Stock terminate for any reason, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date), and the terms of any Preferred Stock Directors shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of Voting Preferred Stock have similarly terminated.
(c)Other Voting Rights. So long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series F Preferred Stock, will be necessary to:
(i)amend or alter the Charter to authorize or increase the authorized amount of, or issue, any shares of a class or series of the Corporation’s capital stock ranking senior to the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;
(ii)amend, alter or repeal the provisions of the Charter so as to materially and adversely affect the powers, preferences, or rights of the Series F Preferred Stock, taken as a whole; or
(iii)consummate (x) a binding share-exchange or reclassification involving the Series F Preferred Stock, or (y) the merger, consolidation or other business combination of the Corporation with any other entity, including a transaction in which the holders of Series F Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, unless in each case (A) the shares of the Series F Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the Series F Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such powers, preferences and rights, and such qualifications, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Series F Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series F Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any Parity Stock or Junior Stock (whether dividends payable on such securities, if any, are cumulative or non-cumulative) will not be deemed to adversely affect the powers, preferences or rights of the Series F Preferred Stock.
The holders of the Series F Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter only the contract rights, as expressly set forth in the Charter, of the Series F Preferred Stock.
(d)Changes Permitted without Consent. Without the consent of the holders of the Series F Preferred Stock, so long as such action does not adversely affect the powers, preferences and rights of the Series F Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series F Preferred Stock:
(i)to cure any ambiguity, or to cure, correct or supplement any provision contained in these Articles Supplementary for the Series F Preferred Stock that may be defective or inconsistent; or
(ii)to make any provision with respect to matters or questions arising with respect to the Series F Preferred Stock that is not inconsistent with the provisions of these Articles Supplementary.
(e)Changes after Provision for Redemption. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by the Corporation for the benefit of the holders of the Series F Preferred Stock to effect the redemption.
    EX E-9

(f)Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the Stock Exchange.
Section 8.Record Holders.
To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 9.Notices.
All notices or communications in respect of the Series F Preferred Stock will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles Supplementary, in the Charter or in the Bylaws or by applicable law.
Section 10.Other Rights.
The shares of Series F Preferred Stock will not have any powers, preferences or rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter. The holders of Series F Preferred Stock shall not have any preemptive rights or conversion rights.
Section 11.Certificates.
The Corporation may at its option issue shares of Series F Preferred Stock without certificates.

    EX E-10

BANC OF CALIFORNIA, INC.
ARTICLES OF RESTATEMENT
EXHIBIT F
NON-VOTING COMMON EQUIVALENT STOCK
Under a power contained in Article 6 of the charter of the Corporation currently in effect (as amended, supplemented and/or restated from time to time, the “Charter”), and § 2208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by duly adopted resolutions, classified and designated 27,000,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of “Non-Voting Common Equivalent Stock” of the Corporation, par value $0.01 per share, with the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof:
Section I.Designation and Amount.
A series of Preferred Stock designated as the “Non-Voting Common Equivalent Stock” (“Non-Voting Common Equivalent Stock”) is hereby established. The total number of authorized shares of Non-Voting Common Equivalent Stock shall be 27,000,000.
Section II.Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:
“Adjustment Event” has the meaning specified in Section VII(a).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise).
“Applicable Conversion Rate” means, for each share of Non-Voting Common Equivalent Stock, the number of shares of Voting Common Stock equal to the quotient of the Base Price divided by the then-applicable Conversion Price, subject to adjustment pursuant to Section VII(i) for any applicable event occurring subsequent to the initial determination of the Applicable Conversion Rate.
“Articles Supplementary” means these Articles Supplementary.
“Base Price” means $12.30.
“BHCA Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Board” means the Board of Directors of the Corporation.
“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the city of Los Angeles California, are required or authorized by Law to be closed.
“Charter” means the charter the Corporation as currently in effect (as amended, supplemented and/or restated from time to time).
“Class of Voting Security” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.
“Closing Date” means the date that any shares of Non-Voting Common Equivalent Stock are first issued.
“Closing Price” of the Voting Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Voting Common Stock (or other relevant capital stock or equity interest) on the NYSE on such date. If the Voting Common Stock (or other relevant capital stock or equity interest) is not traded on the NYSE on any date of determination, the Closing Price of the Voting Common Stock (or other relevant capital stock or equity interest)
EX F-1

on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Voting Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Voting Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Voting Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
For purposes of these Articles Supplementary, all references herein to the “Closing Price” and “last reported sale price” of the Voting Common Stock (or other relevant capital stock or equity interest) on the NYSE shall be such closing sale price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE shall govern.
“Common Equivalent Dividend Amount” has the meaning specified in Section IV(a).
“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.
“Conversion Date” means the date on which any shares of Non-Voting Common Equivalent Stock shall become convertible into any shares of Voting Common Stock pursuant to Section III(a).
“Conversion Price” means, for each share of Non-Voting Common Equivalent Stock, the Base Price, as the same may be adjusted from time to time in accordance with the terms of these Articles Supplementary; provided that the Conversion Price for any share of Non-Voting Common Equivalent Stock issued pursuant to the Warrant shall at the time of issuance also be adjusted for the cumulative effect of all events occurring on or after the date hereof and prior to such time of issuance for which no adjustment was made in accordance with the terms of these Articles Supplementary to the Conversion Price for shares of Non-Voting Common Equivalent Stock outstanding at the time of such event(s) (including amounts for which no adjustment was made pursuant to Section VII(f)(i)).
“Convertible Transfer” means a transfer by the Holder (i) to the Corporation; (ii) in a widespread public distribution; (iii) in a private sale in which no purchaser (or group of associated purchasers) would receive two percent (2%) or more of the outstanding securities of any Class of Voting Securities of the Corporation; or (iv) to a purchaser that would control more than fifty percent (50%) of every Class of Voting Securities of the Corporation without any transfer from the Holder.
“Current Market Price” means, on any date, the average of the daily Closing Price per share of the Voting Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section VII.
“Corporation” means Banc of California, Inc.
“Exchange Property” has the meaning specified in Section VII(i).
“Ex-Date”, when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section VII means the first date on which the applicable Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.
“Government Entity” means any (a) federal, state, local, municipal, foreign or other government; (b) governmental entity of any nature (including any governmental agency, branch, department, official, committee or entity and any court or other tribunal), whether foreign or domestic; or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitral tribunal and self-regulatory organizations.
“Holder” means the Person in whose name any shares of Non-Voting Common Equivalent Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Non-Voting Common Equivalent Stock for the purpose of making payment and settling conversion and for all other purposes.
EX F-2

“Investment Agreement” means the separate investment agreements, by and between the Corporation and the investor parties thereto, dated as of July 25, 2023 (as amended, supplemented or restated from time to time).
“Law” means, with respect to any Person, any legal, regulatory and administrative laws, statutes, rules, Orders and regulations applicable to such Person.
“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.
“MGCL” means the Maryland General Corporation Law, as amended from time to time.
“Non-BHCA Affiliate” means a Person that is both (a) not the initial Holder of the instrument or a Holder as a result of an agreement entered into between such Holder and the initial Holder of the instrument prior to November 30, 2023 and (b) not a BHCA Affiliate of (i) the Holder of the instrument or (ii) a Person described in clause (a).
“Non-Voting Common Equivalent Stock” has the meaning specified in Section I.
“Non-Voting Common Stock” means, if any, the Non-Voting Common Stock, par value $0.01 per share, of the Corporation authorized by the Corporation on or after the date hereof.
“NYSE” means the New York Stock Exchange.
“Order” means any applicable order, injunction, judgment, decree, ruling, or writ of any Government Entity.
“Preferred Stock” has the meaning set forth in the Charter.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Sections 1 3(d)(3) and 14(d) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Voting Common Stock have the right to receive any cash, securities or other property or in which the Voting Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Voting Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by Law, contract or otherwise).
“Reorganization Event” has the meaning specified in Section VII(c).
“Subject CE Share” has the meaning specified in Section III(a)(i).
“Trading Day” means a day on which the shares of Common Stock:
(i)are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
(ii)have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
“Voting Common Stock” means the voting common stock, $0.01 par value per share, of the Corporation authorized by the Corporation on or after the date hereof.
“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.
“Warrant” has the meaning set forth in the Investment Agreement.
Section III.Conversion.
(a)Conversion upon Convertible Transfer.
EX F-3

(i)The shares of Non-Voting Common Equivalent Stock shall not be convertible into any other class of capital stock of the Corporation, except in accordance with this Section III. On the terms and in the manner set forth in this Section III, but subject to the restrictions set forth in Section 4.1 and Section 4.2 of the Investment Agreement, upon the consummation of any Convertible Transfer to a Person that is a Non-BHCA Affiliate, each share of Non-Voting Common Equivalent Stock subject to such Convertible Transfer (each, a “Subject CE Share”) shall automatically convert into a number of shares of Voting Common Stock equal to the Applicable Conversion Rate.
(ii)On the Conversion Date, the Corporation shall effect the conversion of the Subject CE Shares by delivering the shares of Voting Common Stock so converted pursuant to Section III(a)(i).
(b)Prior to the close of business on any applicable Conversion Date, the shares of Voting Common Stock issuable upon conversion of any shares of Non-Voting Common Equivalent Stock pursuant to Section III(a) shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Voting Common Stock (including voting rights, rights to respond to tender offers for the Voting Common Stock and rights to receive any dividends or other distributions on the Voting Common Stock) by virtue of holding shares of Non-Voting Common Equivalent Stock, except as otherwise expressly set forth in these Articles Supplementary.
(c)Effective immediately prior to the close of business on any applicable Conversion Date, the rights of the Holders with respect to the shares of the Non-Voting Common Equivalent Stock so converted shall cease and the Persons entitled to receive shares of Voting Common Stock upon the conversion of such shares of Non-Voting Common Equivalent Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Voting Common Stock. In the event that the Holders shall not by written notice to the Corporation designate the name in which shares of Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Non-Voting Common Equivalent Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Corporation.
(d)No fractional shares of Voting Common Stock shall be issued upon any conversion of shares of Non-Voting Common Equivalent Stock. If more than one share of Non-Voting Common Equivalent Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Non-Voting Common Equivalent Stock so surrendered. Instead of any fractional shares of Voting Common Stock that would otherwise be issuable upon conversion of any Subject CE Share, the Corporation shall pay an amount in cash (rounded to the nearest cent) equal to the fractional share of Voting Common Stock that otherwise would be issuable hereunder, multiplied by the Closing Price of the Voting Common Stock determined as of the second Trading Day immediately preceding the applicable Conversion Date.
(e)All shares of Voting Common Stock which may be issued upon conversion of the shares of Non-Voting Common Equivalent Stock will, upon issuance by the Corporation, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws) and not issued in violation of any preemptive right or Law.
(f)Effective immediately prior to the Conversion Date, dividends or distributions shall no longer be declared on any Subject CE Shares and such shares shall cease to be outstanding, in each case, subject to the rights of a Holder to receive any declared and unpaid dividends or distributions on such shares and any other payments to which they are otherwise entitled pursuant to Section IV or Section VII.
Section IV.Dividend Rights.
(a)From and after the Closing Date to (but excluding) the applicable Conversion Date, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board (but only out of assets legally available therefor and solely to the extent that any cash dividend payments are paid out of the Corporation’s net income or retained earnings) all cash dividends or distributions (including regular quarterly dividends or distributions) declared and paid or made in respect of the shares of Voting Common Stock, at the same time and on the same terms as holders of Voting Common Stock, in an amount per share of Non-Voting Common Equivalent Stock equal to the product of (x) the Applicable Conversion Rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Voting Common Stock (the “Common Equivalent Dividend Amount”), and (ii) the Board or any duly authorized committee thereof may not declare and pay any cash dividend or make any cash distribution in respect of Voting Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders, at the same time and on the same terms as holders of Voting Common Stock, the Common Equivalent Dividend Amount per share of Non-
EX F-4

Voting Common Equivalent Stock. Notwithstanding any provision in this Section IV(a) to the contrary, no Holder of a share of Non-Voting Common Equivalent Stock shall be entitled to receive any dividend or distribution made with respect to the Voting Common Stock where the Record Date for determination of holders of Voting Common Stock entitled to receive such dividend or distribution occurs prior to the date of issuance of such share of Non-Voting Common Equivalent Stock. The foregoing shall not limit or modify the rights of any Holder to receive any dividend or other distribution pursuant to Section VII.
(b)Each dividend or distribution declared and paid pursuant to Section IV(a) will be payable to Holders of record of shares of Non-Voting Common Equivalent Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Voting Common Stock.
(c)Except as set forth in these Articles Supplementary, the Corporation shall have no obligation to pay, and the holders of shares of Non-Voting Common Equivalent Stock shall have no right to receive, dividends or distributions at any time, including with respect to dividends or distributions with respect to Parity Securities or any other class or series of authorized Preferred Stock. To the extent the Corporation declares dividends or distributions on the Non-Voting Common Equivalent Stock and on any Parity Securities but does not make full payment of such declared dividends or distributions, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Non-Voting Common Equivalent Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the allocation of partial dividend payments, the Corporation will allocate dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities so that the amount of dividends or distributions paid per share on the shares of Non-Voting Common Equivalent Stock and such Parity Securities shall in all cases bear to each other the same ratio that payable dividends or distributions per share on the shares of the Non-Voting Common Equivalent Stock and such Parity Securities (but without, in the case of any noncumulative Preferred Stock, accumulation of dividends or distributions for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends or distributions have not been declared or paid in respect of any prior calendar quarter.
(d)No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of Non-Voting Common Equivalent Stock or on such Parity Securities that may be in arrears.
(e)Holders shall not be entitled to any dividends or distributions, whether payable in cash, securities or other property, other than dividends or distributions (if any) declared and payable on shares of Non-Voting Common Equivalent Stock as specified in these Articles Supplementary.
(f)Notwithstanding any provision in these Articles Supplementary to the contrary, Holders shall not be entitled to receive any dividends or distributions on any shares of Non-Voting Common Equivalent Stock on or after the applicable Conversion Date in respect of such shares of Non-Voting Common Equivalent Stock that have been converted as provided herein, except to the extent that any such dividends or distributions have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to such applicable Conversion Date.
Section V.Voting.
(a)Notwithstanding any stated or statutory voting rights, except as set forth in Section V(b), the Holders shall not be entitled to vote (in their capacity as Holders) on any matter submitted to a vote of the stockholders of the Corporation.
(b)So long as any shares of Non-Voting Common Equivalent Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote, given in person or by proxy, at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Common Equivalent Stock, voting as a single and separate class, amend, alter or repeal (including by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions, other than a Reorganization Event pursuant to which the Non-Voting Common Equivalent Stock is treated in accordance with Section VII(i)) any provision of (i) these Articles Supplementary or (ii) the Charter, in either case, that would alter, modify or change the preferences, rights, privileges or powers of the Non-Voting Common Equivalent Stock so as to, or in a manner that would, significantly and adversely affect the preferences, rights, privileges or powers of the Non-Voting Common Equivalent Stock; provided, however, that (x) any increase in the amount of the authorized or issued Non-Voting Common Equivalent Stock or any securities convertible into Non-Voting Common Equivalent Stock or (y) the creation and issuance, or an increase in the authorized or issued amount, of any series of Preferred Stock, or any securities convertible into Preferred Stock, ranking equal with and/or junior to the Non-Voting Common Equivalent Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets
EX F-5

upon the Corporation’s liquidation, dissolution or winding up, in either case, will not, in and of itself, be deemed to significantly and adversely affect the preferences, rights, privileges or powers of the Non-Voting Common Equivalent Stock and the Holders will have no right to vote their shares of Non-Voting Common Equivalent Stock solely by reason of such an increase, creation or issuance.
(c)Notwithstanding the foregoing, the Holders shall not have any voting rights set out in Section V(b) if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Non-Voting Common Equivalent Stock shall have been converted into shares of Voting Common Stock.
Section VI.Rank; Liquidation.
(a)The Non-Voting Common Equivalent Stock shall, consistent with the requirements of 12 C.F.R. Section 217.20(b)(1) (or any successor regulation) with respect to common equity tier 1 capital, rank equally with, and have identical rights, preferences and privileges as, the Common Stock with respect to dividends or distributions (including regular quarterly dividends) declared by the Board and rights upon any liquidation, dissolution, winding up or similar proceeding of the Corporation, as provided in the Charter (collectively, such securities, the “Parity Securities”).
(b)For purposes of this Section VI, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section VII.Adjustments.
(a)The Conversion Price shall be subject to the adjustments described in this Section VII (each such event set forth in clauses (b) through (i), an “Adjustment Event”).
(b)Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Voting Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0
____1
OS
Where,
OS0 = the number of shares of Voting Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1 = the sum of (x) the number of shares of Voting Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution, plus (y) the total number of shares of Voting Common Stock issued in such dividend or distribution.
The adjustment pursuant to this clause (b) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (b), the number of shares of Voting Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. If any dividend or distribution described in this clause (b) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
EX F-6

(c)Subdivisions, Splits and Combinations of Common Stock. If the Corporation subdivides, splits or combines the shares of Voting Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
[1]
OS
Where,
OS0 = the number of shares of Voting Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 = the number of shares of Voting Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
The adjustment pursuant to this clause (c) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (c), the number of shares of Voting Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. If any subdivision, split or combination described in this clause (c) is announced but the outstanding shares of Voting Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to subdivide, split or combine the outstanding shares of Voting Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
(d)Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Voting Common Stock or Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Voting Common Stock at less than the Current Market Price on the date immediately preceding the Ex-Date for such issuance, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y
OS0 + X
Where,
OS0 = the number of shares of Voting Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X = the total number of shares of Voting Common Stock issuable pursuant to such rights or warrants.
Y = the number of shares of Voting Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date immediately preceding the Ex-Date for the issuance of such rights or warrants.
Any adjustment pursuant to this clause (d) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (d), the number of shares of Voting Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Voting Common Stock held in treasury by the Corporation. In the event that such rights or warrants described in this clause (d) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Voting Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of
EX F-7

Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Voting Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board).
(e)Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Voting Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (b) above, any rights or warrants referred to in clause (d) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV
SP0
Where,
SP0 = the Current Market Price per share of Voting Common Stock on such date.
FMV = the fair market value of the portion of the distribution applicable to one share of Voting Common Stock on such date as reasonably determined by the Board; provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such distribution is made to holders of Voting Common Stock, for each share of Non-Voting Common Equivalent Stock, the amount of such distribution such Holder would have received had such holder owned a number of shares of Voting Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution.
In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, if a Holder did not participate in such distribution with respect to such shares of Non-Voting Common Equivalent Stock as provided for in Section IV, the Conversion Price with respect to such share held by such Holder will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0+ MPs
Where,
MP0 = the average of the Closing Prices of the Voting Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Voting Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Voting Common Stock on such date as reasonably determined by the Board.
Any adjustment pursuant to this clause (e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (e) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
EX F-8

(f)Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of Voting Common Stock, excluding (i) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Non-Voting Common Equivalent Stock pursuant to Section IV(a), (ii) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (e) above, (iii) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding-up, and (iv) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,
SP0 = the Closing Price per share of Voting Common Stock on the Trading Day immediately preceding the Ex-Date.
DIV = the amount per share of Voting Common Stock of the cash distribution, as determined pursuant to the introduction to this clause (f).
In the event that any distribution described in this clause (f) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Voting Common Stock, for each share of Non-Voting Common Equivalent Stock, the amount of cash such Holder would have received had such holder owned a number of shares of Voting Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution.
(g)Self-Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Voting Common Stock where the cash and the value of any other consideration included in the payment per share of the Voting Common Stock exceeds the Closing Price per share of the Voting Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time prior to the commencement of the offer by the following fraction:

OS0 x SP0
[1]
AC + (SP0 x OS)
Where,
SP0 = the Closing Price per share of Voting Common Stock on the Trading Day immediately succeeding the commencement of the tender or exchange offer.
OS0 = the number of shares of Voting Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1= the number of shares of Voting Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to such tender offer or exchange offer).
AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board.
Any adjustment made pursuant to this clause (g) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Voting Common Stock
EX F-9

pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
(h)Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Non-Voting Common Equivalent Stock, the Holders will receive, in addition to the shares of Voting Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Voting Common Stock as described in clause (e) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
(i)Reorganization Events.
(i)Upon the occurrence of a Reorganization Event prior to an applicable Conversion Date, each share of Non-Voting Common Equivalent Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, shall automatically convert into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Voting Common Stock into which such share of Non-Voting Common Equivalent Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Non-Voting Common Equivalent Stock (such securities, cash, and other property, the “Exchange Property”); provided that, to the extent receipt of any Exchange Property would be prohibited by Law or would require the Holder to obtain any consent, authorization, approval, license or permit of any Governmental Entity to acquire or hold the Exchange Property, then the portion of the Non-Voting Common Equivalent Stock of such Holder that such Holder is prohibited by Law or requires such action to acquire or hold shall instead either (A) convert into a substantially identical non-voting security (with commensurate voting powers and conversion rights as the Non-Voting Common Equivalent Stock hereunder) of the entity surviving such Reorganization Event or other entity in which holders of shares of Voting Common Stock receive securities in connection with such Reorganization Event or (B) if proper provision is not made to give effect to the foregoing subclause (A), remain outstanding without any alterations to the terms thereof and be convertible into the Exchange Property.
(ii)A “Reorganization Event” shall mean:
(1)any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which all of the Voting Common Stock outstanding will be converted into cash, securities, or other property of the Corporation or another Person;
(2)any sale, transfer, lease, or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which all of the Voting Common Stock outstanding will be converted into cash, securities, or other property of the Corporation or another Person;
(3)any reclassification of the Voting Common Stock into securities other than the Voting Common Stock; or
(4)any statutory exchange of all of the outstanding shares of Voting Common Stock for securities of another Person (other than in connection with a merger or acquisition).
(iii)In the event that holders of the shares of the Voting Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Voting Common Stock. The amount of Exchange Property receivable upon conversion of any Non-Voting Common Equivalent Stock shall be determined based upon the Conversion Price in effect on the date on which such Reorganization Event is consummated.
(iv)The provisions of this Section VII(i) shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of Section VII(i) shall
EX F-10

apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
(v)The Corporation (or any successor) shall, at least twenty (20) days prior to the occurrence of any Reorganization Event, use reasonable best efforts to provide written notice to the Holders of the anticipated occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VII.
(vi)The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for the conversion of the Non-Voting Common Equivalent Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section VII(i).
(j)No adjustment to the Conversion Price for a share of Non-Voting Common Equivalent Stock shall be made for such share of Non-Voting Common Equivalent Stock if the Holder thereof has participated in the transaction that would otherwise give rise to an adjustment with respect to such share of Non-Voting Common Equivalent Stock, as a result of holding such shares of Non-Voting Common Equivalent Stock at the time of such transaction (including pursuant to Section IV), without having to convert such shares of Non-Voting Common Equivalent Stock, as if they held the full number of shares of Voting Common Stock into which each such share of the Non-Voting Common Equivalent Stock held by them may then be converted.
(k)Notwithstanding anything to the contrary herein, an Adjustment Event shall not allow the Holder to acquire a higher percentage of any Class of Voting Securities of the Corporation than the Holder and its BHCA Affiliates beneficially owned immediately prior to such Adjustment Event.
Section VIII.Reports as to Adjustments.
(a)Whenever the number of shares of Voting Common Stock into which the shares of the Non-Voting Common Equivalent Stock are convertible is adjusted as provided in Section VII, the Corporation shall promptly, but in any event within ten (10) days thereafter, compute such adjustment and furnish to the Holders a notice stating the number of shares of Voting Common Stock into which each share of the Non-Voting Common Equivalent Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective. Amounts resulting from any calculation hereunder will be rounded to the nearest 1/10,000th.
Section IX.Reservation of Stock.
(a)The Corporation shall at all times reserve and keep available out of its authorized and unissued Voting Common Stock or shares acquired or created by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Equivalent Stock as provided in these Articles Supplementary, free from any preemptive or other similar rights, such number of shares of Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Non-Voting Common Equivalent Stock then outstanding.
(b)The Corporation hereby covenants and agrees that, for so long as shares of the Voting Common Stock are listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed that number of shares of Voting Common Stock issuable upon conversion of shares of all the Non-Voting Common Equivalent Stock then outstanding.
Section X.Exclusion of Other Rights.
The shares of Non-Voting Common Equivalent Stock shall not have any voting powers except as expressly described herein, and, except as may otherwise be required by Law, shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as these Articles Supplementary may be amended from time to time) and in the Charter. The shares of Non-Voting Common Equivalent Stock shall have no preemptive or subscription rights.
Section XI.Severability of Provisions.
If any voting powers, preferences or relative, participating, optional or other special rights of the Non-Voting Common Equivalent Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as these Articles Supplementary may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of Law, all other voting powers, preferences and relative,
EX F-11

participating, optional and other special rights of Non-Voting Common Equivalent Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Common Equivalent Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Common Equivalent Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Common Equivalent Stock or qualifications, limitations and restrictions thereof unless so expressed herein.
Section XII.Cancellation of Non-Voting Common Equivalent Stock.
Any shares of Non-Voting Common Equivalent Stock that have been duly converted in accordance with these Articles Supplementary, or reacquired by the Corporation, shall be cancelled promptly thereafter and revert to authorized but unissued shares of Preferred Stock undesignated as to series. Such shares may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Non-Voting Common Equivalent Stock solely in accordance with the foregoing.
Section XIII.Additional Authorized Shares.
Notwithstanding anything set forth in the Charter or these Articles Supplementary to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders, may increase or decrease the number of authorized shares of Non-Voting Common Equivalent Stock or other stock ranking junior or senior to, or on parity with, the Non-Voting Common Equivalent Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section XIV.Determinations.
The Corporation shall have the sole right to make all calculations called for hereunder. Absent fraud or manifest error, such calculations shall be final and binding on all Holders. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.
Section XV.No Redemption.
The Corporation may not, at any time, redeem the outstanding shares of the Non-Voting Common Equivalent Stock, other than as otherwise expressly set forth in Section VII.
Section XVI.Maturity.
The Non-Voting Common Equivalent Stock shall be perpetual, unless converted in accordance with these Articles Supplementary.
Section XVII.Repurchases.
Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Non-Voting Common Equivalent Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.
Section XVIII.No Sinking Fund.
Shares of Non-Voting Common Equivalent Stock are not subject to the operation of a sinking fund.
Section XIX.Notices.
All notices, demands or other communications to be given hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally to the recipient, or if by email, upon delivery (provided that no auto-generated error or non-delivery message is generated in response thereto), (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-
EX F-12

day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to (i) if to the Corporation, Banc of California, Inc., 3 MacArthur Place, Santa Ana, California 92707, Attention: Chief Executive Officer, Email: jared.wolff@bancofcal.com; with a copy to: General Counsel, Email: ido.dotan@bancofcal.com or (ii) if to any Holder or holder of Voting Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Corporation, or, in each case, such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
Section XX.Taxes.
(a)The Corporation and each Holder shall bear their own costs, fees and expenses in connection with any conversion contemplated by Section III(a), except that the Corporation shall pay any and all transfer taxes, stamp taxes or duties, documentary taxes, or other similar taxes in connection with, or arising by reason of, any issuance or delivery of shares of Non-Voting Common Equivalent Stock or Voting Common Stock or other securities issued on account of Non-Voting Common Equivalent Stock pursuant hereto, including in connection with any conversion contemplated by Section III(a); provided that the Corporation shall not be required to pay any such tax that may be payable in connection with any conversion contemplated by Section III(a) to the extent such tax is payable because a registered holder of Non-Voting Common Equivalent Stock requests Voting Common Stock to be registered in a name other than such registered holder’s name and no such Voting Common Stock will be so registered unless and until the registered holder making such request has paid such taxes to the Corporation or has established to the satisfaction of the Corporation that such taxes have been paid or are not payable.
(b)The Corporation and each Holder agree that (i) it is intended that the Non-Voting Common Equivalent Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Treasury Regulations promulgated thereunder and (ii) except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, neither the Corporation nor any Holder shall treat the Non-Voting Common Equivalent Stock as such for United States federal income tax or withholding tax purposes or otherwise take any position inconsistent with such treatment.
Section XXI.No Stock Certificates.
Notwithstanding anything to the contrary contained in these Articles Supplementary, no shares of Non-Voting Common Equivalent Stock shall be issued in physical, certificated form. All shares of Non-Voting Common Equivalent Stock shall be evidenced by book-entry on the record books maintained by the Corporation or its transfer agent.
Section XXII.Transfers.
The shares of Non-Voting Common Equivalent Stock are subject to the restrictions on transfer set forth in the Investment Agreement. Any purported transfer in violation of such restrictions shall be null and void.
EX F-13